Exhibit 10.54

ASSIGNMENT AND ASSUMPTION OF

PURCHASE AND SALE AGREEMENT

This Assignment and Assumption of Purchase and Sale Agreement (“Assignment”) is entered into between KBS Capital Advisors LLC, a Delaware limited liability company (“Assignor”), and KBS Legacy Partners Wesley LLC, a Delaware limited liability company (“Wesley Assignee”), and KBS Legacy Partners Wesley Land LLC, a Delaware limited liability company (“Land Assignee”, and collectively with Wesley Assignee, the “Assignees”), as of October 22, 2012 at 8:00 am Pacific Time (the “Effective Date”).

RECITALS

A.        Pursuant to the terms of that certain Purchase and Sale Agreement dated as of October 12, 2012, as previously assigned pursuant to that certain Assignment and Assumption of Purchase and Sale Contract by and between KBS-Legacy Apartment Community REIT Venture, LLC and Assignor of even date herewith (the “Prior Assignment” and collectively, the “Purchase Agreement”), Assignor agreed to acquire the Property (as such term is defined in the Purchase Agreement) commonly referred to as the Wesley Village Apartments in Charlotte, North Carolina subject to and in accordance with the terms of the Purchase Agreement.

B.        Assignor desires to assign, without recourse, representation or warranty, all of its rights, benefits, liabilities and obligations arising under the Purchase Agreement (and related documents) to Assignees, and Assignees desire to assume all of said rights, benefits, liabilities and obligations.

NOW, THEREFORE, in consideration of the foregoing promises, the mutual undertakings of the parties set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties agree as follows:

1.         Recitals.  The above recitals are incorporated herein by reference.

2.         Assignment and Assumption.  Assignor hereby transfers, assigns and conveys, without recourse, representation or warranty, express or implied, the following as such relate to the Outparcel as described on Exhibit “A” attached hereto to Land Assignee and as such relate to the Apartments Parcel as described on Exhibit “A” attached hereto to Wesley Assignee: i) all of Assignor’s rights, interests, liabilities and obligations in and to the Property, ii) all of Assignor’s rights, interests, liabilities and obligations under the Purchase Agreement (and related documents), and iii) all of Assignor’s rights in and to the First Deposit (as defined in the Purchase Agreement) previously deposited into escrow in accordance with the terms of the Purchase Agreement. Assignees hereby assume all such rights, interests, liabilities and obligations, and join in all representations, warranties, releases, and indemnities, of Assignor under the Purchase Agreement (and related documents) relating to the Property, the Purchase Agreement (and related documents) and the First Deposit assigned to each respectively above. Concurrent with the delivery of this Assignment, Assignees will deliver to Assignor an amount equal to the First Deposit as reimbursement therefor and concurrently therewith Assignor will use such funds to promptly repay to KBS-Legacy Apartment Community REIT Venture, LLC

Purchase Agreement Assignment No. 2 – Wesley	1

(the “Venture LLC”) the $250,000 previously advanced by the Venture LLC to make the First Deposit as referenced in the Prior Assignment.

3.         Successors and Assigns.  This Assignment shall be binding upon and inure to the benefit of the parties’ successors and assigns.

4.         Attorneys’ Fees.  In the event of any controversy, claim, dispute, arbitration, or litigation between the parties hereto to enforce or interpret any of the provisions of this Assignment or any right of either party hereto, the non-prevailing party to such controversy, claim, dispute, arbitration or litigation agrees to pay to the prevailing party all costs and expenses, including reasonable attorneys’ fees and costs, court or dispute resolution costs, arbitrator’s, mediator’s, consultant’s and expert witness’ fees and costs incurred by the prevailing party, including, without limitation, fees incurred during trial or resolution of any action or dispute and any fees incurred as a result of an appeal from a judgment entered in any such matter. A prevailing party shall include without limitation (a) a party who dismisses an action in exchange for sums due, or (b) the party determined to be the prevailing party by a court of law. The terms of this Section 4 shall survive the termination of the Purchase Agreement.

5.         Counterparts.  This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. Each counterpart may be delivered by facsimile transmission or other electronic means and such shall be deemed effective as if original. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto.

[REMAINDER OF PAGE IS INTENTIONALLY BLANK.

SIGNATURES FOLLOW.]

Purchase Agreement Assignment No. 2 – Wesley	2

IN WITNESS WHEREOF, the undersigned hereby duly execute this Assignment and Assumption of Purchase and Sale Contract to be effective as of the Effective Date set forth above.

ASSIGNOR:

KBS CAPITAL ADVISORS LLC, a Delaware limited liability company

By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
Chief Executive Officer

ASSIGNEES:

KBS LEGACY PARTNERS WESLEY LLC,

a Delaware limited liability company

By:	KBS LEGACY PARTNERS PROPERTIES LLC,
a Delaware limited liability company,
its sole member

	By:	KBS LEGACY PARTNERS LIMITED PARTNERSHIP,
a Delaware limited partnership,
its sole member

		By:	KBS LEGACY PARTNERS APARTMENT REIT, INC.,
a Maryland corporation,
its sole general partner

			By:	/s/ Guy K. Hays
Guy K. Hays,
Executive Vice President

[SIGNATURES CONTINUE ON NEXT PAGE]

Purchase Agreement Assignment No. 2 – Wesley Signature Page 1	3

KBS LEGACY PARTNERS WESLEY LAND LLC, a Delaware limited liability company

By:	KBS LEGACY PARTNERS PROPERTIES LLC, a Delaware limited liability company, its sole member

	By:	KBS LEGACY PARTNERS LIMITED PARTNERSHIP, a Delaware limited partnership, its sole member

		By:	KBS LEGACY PARTNERS APARTMENT REIT, INC., a Maryland corporation, its sole general partner

			By:	/s/ Guy K. Hays
Guy K. Hays,
Executive Vice President

Purchase Agreement Assignment No. 2 – Wesley Signature Page 2	4

EXHIBIT “A”

Legal Descriptions

Outparcel:

That certain real property LYING AND BEING in the City of Charlotte, Mecklenburg County, North Carolina, and more particularly described as follows:

BEING all of that certain parcel of land shown as “Tract 3” on plat recorded in Map Book 50, Page 862, Mecklenburg County Public Registry, as modified and affected by plats recorded in Map Book 51, page 392 and Map Book 53, page 499; together with all easements, rights, and appurtenances contained in Declaration of Easements recorded in Book 24097, Page 749, Mecklenburg County Public Registry

Apartments Parcel:

That certain Real Property LYING AND BEING in the City of Charlotte, Mecklenburg County, North Carolina, and more particularly described as follows:

BEING all of those certain parcels of land shown as “Tract 2” and “Tract 6” on plat recorded in Map Book 50, Page 862, Mecklenburg County Public Registry, as modified and affected by plats recorded in Map Book 51, page 392 and Map Book 53, page 499; together with all easements, rights, and appurtenances contained in Declaration of Easements recorded in Book 24097, Page 749, Mecklenburg County Public Registry

Purchase Agreement Assignment No. 2 – Wesley Exhibit A	5